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EXHIBIT 99.1

SIMULATIONS PLUS
Integrating Science and Software

For Further Information:
SIMULATIONS PLUS, INC.
42505 10th Street West
Lancaster, CA 93534-7059

CONTACT:
Investor Relations
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Ms. Renee Bouche
Simulations Plus, Inc.
661.723.7723
info@simulations-plus.com

For Immediate Release:

December 18, 2007

       SIMULATIONS PLUS PROVIDES PRELIMINARY GUIDANCE FOR FISCAL YEAR 2008

                FIRST QUARTER PRELIMINARY REVENUES ALSO REPORTED

LANCASTER, CA, DECEMBER 18, 2007 - Simulations Plus, Inc. (AMEX: SLP), a leading provider of ADMET absorption simulation and neural net structure-to-property prediction software for pharmaceutical discovery and development, today provided gross revenues guidance for its fiscal year 2008 (FY08) ending August 31, 2008.

Walt Woltosz, chairman and chief executive officer of Simulations Plus, said:
"We hoped to complete at least one acquisition before the holidays so we could issue guidance that would include the effects of that acquisition. Unfortunately, it's taking longer than expected. So today we are providing guidance that reflects the growth we currently expect to achieve without acquisitions. Investors should note that this does not mean we no longer expect to complete them - the two we've discussed previously are still on the table. We believe they are both moving forward to completion early next year, although there can be no assurances that either one will be completed."

Woltosz continued: "Without acquisitions, we are forecasting an increase in gross revenues of at least $3 million for the fiscal year. We're basing this estimate on several factors: the growth we achieved in our pharmaceutical software and services business last fiscal year, the number and quality of leads we're working now compared to last year at this time, new product offerings nearing release, our general impression of the state of the pharmaceutical industry with respect to adoption of modeling and simulation tools, and our expectations for growth in our Words+ subsidiary."

Ms. Momoko Beran, chief financial officer of Simulations Plus added: "We're pleased to report that preliminary first quarter revenues were $1,976,000, up 35.6% from $1,456,000 during the first fiscal quarter of FY07. Revenues from pharmaceutical software and services increased 74.5% to $1,438,000 from $824,000 in the first fiscal quarter of FY07. Revenues from our Words+ subsidiary decreased 15% to $537,000 from $632,000 in the first quarter of FY07. This would have resulted in a small decrease in consolidated first quarter revenues without the large pharmaceutical software order that came in the second quarter last year, but was received in the first quarter this year at the customer's request. We are encouraged to note that revenues from the pharmaceutical side of the business would have set a new first quarter record even without this early large order."


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ABOUT SIMULATIONS PLUS, INC.

Simulations Plus, Inc., is a premier developer of groundbreaking drug discovery and development simulation software, which is licensed to and used in the conduct of drug research by major pharmaceutical and biotechnology companies worldwide. We have two other businesses that are based on our proprietary technologies: a wholly owned subsidiary, Words+, Inc., which provides assistive technologies to persons with disabilities; and an educational software series for science students in middle and high schools known as FutureLab(TM). For more information, visit our Web site at www.simulations-plus.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
- With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. Our actual future results could differ significantly from those statements. Factors that could cause or contribute to such differences include, but are not limited to: our ability to maintain our competitive advantages, acceptance of new software and improved versions of our existing software by our customers, the general economics of the pharmaceutical industry, our ability to finance growth, our ability to continue to attract and retain highly qualified technical staff, and a sustainable market. Further information on our risk factors is contained in our quarterly and annual reports as filed with the Securities and Exchange Commission.

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